Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 28, 2015	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2015 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income of $5.96 million for the quarter ended March 31, 2015. Net income available to common shareholders totaled $5.85 million, or $0.31 per diluted common share, for the quarter ended March 31, 2015. Core earnings totaled $6.01 million for the quarter ended March 31, 2015.

First Quarter 2015 Highlights –

•	Diluted earnings per common share of $0.31 represents an increase of 6.90% from $0.29 reported for the first quarter of 2014.
•	The Company redeemed all outstanding shares of its convertible preferred stock during the first quarter of 2015, resulting in the redemption of 2,367 preferred shares totaling $2.37 million.
•	The Company repurchased 339,234 common shares during the first quarter.
•	Asset quality metrics continue to be favorable as non-covered nonaccrual loans decreased $5.52 million, or 26.41% in the first quarter of 2015 compared to the same quarter of the prior year.
•	Net charge-offs decreased $748 thousand, or 40.02%, and the ratio of annualized net charge-offs to average non-covered loans improved 19 basis points to 0.29% for the first quarter of 2015 compared to the same quarter of 2014.

Net Interest Income

Net interest income decreased $1.19 million, or 5.38%, to $20.84 million for the first quarter of 2015 compared with the same quarter of 2014. The tax equivalent net interest margin decreased to 3.80% for the first quarter of 2015 compared with 4.10% for the same quarter of 2014. Total interest income decreased $1.99 million, or 7.61%, to $24.10 million for the first quarter of 2015 compared with the same quarter of 2014. The tax equivalent yield on loans decreased 9 basis points to 5.31% and the average loan balance decreased $39.79 million, or 2.32%, to $1.68 billion for the first quarter of 2015 compared with the same quarter of 2014. The decrease in net interest income and the average loan balance is primarily due to loans sold in divestiture activities during the fourth quarter of 2014 and decreases in the covered loan portfolio compared to the first quarter of 2014.

Purchased credit impaired (“PCI”) loan interest accretion totaled $2.84 million for the first quarter of 2015, of which $1.10 million was received in cash, compared to accretion income of $3.12 million for the same quarter of 2014, of which $600 thousand was received in cash. The normalized net interest margin, which excludes non-cash loan interest accretion, was 3.50% for the first quarter of 2015 and 3.64% for same quarter of 2014. The normalized yield on loans was 4.88% for the first quarter of 2015 compared to 4.81% for the same quarter of 2014.

Total interest expense decreased $799 thousand, or 19.69%, to $3.26 million for the first quarter of 2015 compared with the same quarter of 2014. Deposit costs decreased $158 thousand, or 8.37%, to $1.73 million for the first quarter of 2015 compared with the same quarter of 2014, reflecting a 2 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $641 thousand, or 29.54%, to $1.53 million for the first quarter of 2015 compared with the same quarter of 2014 primarily due to FHLB debt prepayments in 2014. The average rate paid on interest-bearing liabilities decreased 14 basis points to 0.73% for the first quarter of 2015 compared with the same quarter of 2014. The average balance of interest-bearing liabilities decreased $100.50 million, or 5.29%, to $1.80 billion for the first quarter of 2015 compared with the same quarter of 2014, which included a $37.99 million decrease in average interest-bearing deposits and a $62.52 million decrease in average total borrowings.

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Noninterest Income

Noninterest income decreased $398 thousand, or 5.50%, to $6.84 million for the first quarter of 2015 compared with the same quarter of 2014, which was largely due to a decrease in wealth management income and increase in FDIC indemnification asset amortization offset by an increase in insurance commissions. Wealth management revenues decreased $342 thousand, or 33.93%, for the first quarter of 2015 compared with the same quarter of 2014 largely due to higher estate settlement fees earned in the prior quarter. Net amortization expense related to the FDIC indemnification asset increased $431 thousand, or 38.01%, due to better than expected performance in the covered loan portfolio. The Trust and Wealth Management Divisions reported $713 million in combined assets under management as of March 31, 2015. Service charges on deposits and other service charges and fees increased $70 thousand, or 1.45%, to $4.91 million for the first quarter of 2015 compared with the same quarter of 2014. Insurance commissions increased $163 thousand, or 8.30%, for the first quarter of 2015 compared with the same quarter of 2014. The Company realized a $23 thousand net loss on the sale of securities in the first quarter of 2015. The Company incurred no other-than-temporary impairment charges during the first quarter of 2015 compared to $264 thousand during the same quarter of 2014 related to a non-Agency mortgage-backed security that was sold during the fourth quarter of 2014. Other operating income decreased $54 thousand, or 6.98%, for the first quarter of 2015 compared with the same quarter of 2014.

Noninterest Expense

Noninterest expense decreased $1.40 million, or 7.30%, to $17.78 million for the first quarter of 2015 compared with the same quarter of 2014, which was largely due to a $1.16 million, or 20.30%, decrease in other operating expense to $4.54 million. The decrease was primarily due to a $530 thousand decrease in the net loss on sales and expenses associated with other real estate owned and a $503 thousand decrease in legal expenses. Salaries and employee benefits decreased $212 thousand, or 2.14%, to $9.69 million for the first quarter of 2015 compared with the same quarter of 2014. Full-time equivalent employees totaled 669 as of March 31, 2015, a decrease of 38 employees compared with the same period of the prior year. The decrease was primarily due to branch consolidation and divestiture activities offset by the Bank of America branch acquisition that occurred during the fourth quarter of 2014. Occupancy, furniture, and equipment expenses decreased $201 thousand, or 6.76%, to $2.77 million for the first quarter of 2015 compared with the same quarter of 2014. Expenses related to the branch acquisition and divestitures totaled $86 thousand in the first quarter of 2015. The efficiency ratio for the first quarter of 2015 was 61.46% compared to 60.79% for the same quarter of 2014.

Allowance for Loan Losses and Asset Quality

The allowance for loan losses totaled $20.25 million as of March 31, 2015, a slight increase of $25 thousand compared to $20.23 million as of December 31, 2014, and a decrease of $3.55 million compared to March 31, 2014. As of March 31, 2015, $20.14 million of the allowance was attributed to the non-PCI loan portfolio and $114 thousand was attributed to the PCI loan portfolio. Non-covered loans and other real estate owned are those assets not covered by FDIC loss share agreements. The allowance for loan losses, excluding PCI loans, as a percentage of non-covered loans was 1.29% as of March 31, 2015, compared with 1.29% as of December 31, 2014, and 1.47% as of March 31, 2014. Allowance activity in the first quarter of 2015 included a $1.10 million provision for loan losses, a decrease of $693 thousand compared to the same quarter of 2014. Activity in the allowance also included a provision for loan losses recorded through the FDIC indemnification asset of $46 thousand, an increase of $249 thousand compared to a recovery in the first quarter of 2014. The Company realized net charge-offs of $1.12 million in the first quarter of 2015, a decrease of $748 thousand, or 40.02%, compared to $1.87 million in the same quarter of 2014. The ratio of annualized net charge-offs to average non-covered loans improved to 0.29% for the first quarter of 2015, which represents a decrease of 19 basis points compared with 0.48% for the first quarter of 2014.

Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.66% as of March 31, 2015, compared to 1.79% for the same period of the prior year. Non-covered nonaccrual loans totaled $15.39 million as of March 31, 2015, compared to $10.56 million as of December 31, 2014, and $20.91 million as of March 31, 2014. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 0.99%, compared to 0.67% at year-end 2014 and 1.32% for the same period of the prior year. As of March 31, 2015, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 0.99% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.91%.

As of March 31, 2015, total nonperforming assets, including the covered and non-covered loan portfolios, consisted of $18.17 million in nonaccrual loans, $60 thousand in accruing loans past due 90 days or more, and $12.87 million in other real estate owned. The Company maintained no unseasoned, accruing troubled debt restructurings as of March 31, 2015. In comparison, total nonperforming assets consisted of $12.99 million in nonaccrual loans, $2.73 million in unseasoned, accruing troubled debt restructurings, and $12.96 million in other real estate owned as of December 31, 2014. In addition, total non-covered nonperforming assets increased $2.50 million, or 12.55%, and total covered nonperforming assets decreased $88 thousand, or 1.00%, as of March 31, 2015, compared to December 31, 2014.

Balance Sheet and Capital

Consolidated assets totaled $2.59 billion as of March 31, 2015, a decrease of $22.09 million, or 0.85%, compared with $2.61 billion as of December 31, 2014. The change in consolidated assets was primarily driven by the decrease in liabilities and stockholders’ equity during the first quarter of 2014. Federal funds sold decreased $27.45 million as liquidity was deployed to redeem the Company’s convertible preferred shares, repurchase common stock, and purchase investment securities to provide the funding necessary to extinguish certain borrowings as they come due. As of March 31, 2015, securities available for sale increased $25.34 million and securities held to maturity increased $14.95 million compared to December 31, 2014.

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Consolidated liabilities totaled $2.24 billion as of March 31, 2015, a decrease of $18.87 million, or 0.84%, compared with $2.26 billion as of December 31, 2014. The change in consolidated liabilities was driven by a $9.57 million decrease in deposits and a $5.44 million decrease in repurchase agreements.

Total stockholders’ equity decreased to $348.15 million as of March 31, 2015, compared with $351.37 million as of December 31, 2014. The Company redeemed all outstanding shares of its convertible preferred stock during the first quarter of 2015, resulting in the redemption of 2,367 preferred shares totaling $2.37 million. Additionally, the Company repurchased 339,234 common shares at a weighted average cost of $16.47 per share and paid a cash dividend of $0.13 per common share during the first quarter of 2015. Book value per common share increased 1.66% to $18.36 as of March 31, 2015, compared with $18.06 as of December 31, 2014. Tangible book value per common share increased 1.27% to $12.72 as of March 31, 2015, compared with $12.56 as of December 31, 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 53 banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2015. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $713 million in combined assets as of March 31, 2015. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 11 insurance locations throughout Virginia, West Virginia, and North Carolina as of March 31, 2015. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.59 billion as of March 31, 2015. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except share and per share data)	2015	2014
Interest income
Interest and fees on loans held for investment	$21,914	$22,834
Interest on securities — taxable	1,035	2,097
Interest on securities — nontaxable	1,016	1,122
Interest on deposits in banks	133	30
Total interest income	24,098	26,083
Interest expense
Interest on deposits	1,730	1,888
Interest on short-term borrowings	490	502
Interest on long-term borrowings	1,039	1,668
Total interest expense	3,259	4,058
Net interest income	20,839	22,025
Provision for loan losses	1,100	1,793
Net interest income after provision for loan losses	19,739	20,232
Noninterest income
Wealth management income	666	1,008
Service charges on deposit accounts	2,903	3,070
Other service charges and fees	2,008	1,771
Insurance commissions	2,127	1,964
Net impairment losses recognized in earnings	-	(264)
Net (loss) gain on sale of securities	(23)	45
Net FDIC indemnification asset amortization	(1,565)	(1,134)
Other operating income	720	774
Total noninterest income	6,836	7,234
Noninterest expense
Salaries and employee benefits	9,693	9,905
Occupancy expense of bank premises	1,534	1,778
Furniture and equipment	1,237	1,194
Amortization of intangible assets	277	175
FDIC premiums and assessments	415	434
Merger, acquisition, and divestiture expense	86	-
Other operating expense	4,538	5,694
Total noninterest expense	17,780	19,180
Income before income taxes	8,795	8,286
Income tax expense	2,837	2,561
Net income	5,958	5,725
Dividends on preferred stock	105	228
Net income available to common shareholders	$5,853	$5,497

Basic earnings per common share	$0.31	$0.30
Diluted earnings per common share	0.31	0.29
Cash dividends per common share	0.13	0.12

Weighted average basic shares outstanding	18,633,574	18,423,123
Weighted average diluted shares outstanding	19,344,443	19,506,647

Return on average assets	0.91%	0.86%
Return on average common equity	6.72%	7.02%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
(Amounts in thousands, except share and per share data)	March 31, 2015	December 31, 2014	September 30, 2014	June 30,2014	March 31, 2014
Interest Income
Interest and fees on loans held for investment	$21,914	$25,841	$23,407	$23,410	$22,834
Interest on securities — taxable	1,035	1,145	1,196	1,537	2,097
Interest on securities — nontaxable	1,016	1,021	1,108	1,099	1,122
Interest on deposits in banks	133	174	40	47	30
Total interest income	24,098	28,181	25,751	26,093	26,083
Interest Expense
Interest on deposits	1,730	1,803	1,782	1,835	1,888
Interest on short-term borrowings	490	513	526	483	502
Interest on long-term borrowings	1,039	1,155	1,428	1,707	1,668
Total interest expense	3,259	3,471	3,736	4,025	4,058
Net interest income	20,839	24,710	22,015	22,068	22,025
Provision for (recovery of) loan losses	1,100	(488)	(2,439)	1,279	1,793
Net interest income after provision for loan losses	19,739	25,198	24,454	20,789	20,232
Noninterest Income
Wealth management income	666	634	670	718	1,008
Service charges on deposit accounts	2,903	3,729	3,606	3,423	3,070
Other service charges and fees	2,008	2,108	1,852	1,850	1,771
Insurance commissions	2,127	1,442	1,695	1,454	1,964
Net impairment losses recognized in earnings	-	-	(219)	(254)	(264)
Net (loss) gain on sale of securities	(23)	(1,691)	320	(59)	45
Net FDIC indemnification asset amortization	(1,565)	(813)	(1,096)	(936)	(1,134)
Net gain on branch divestiture	-	755	-	-	-
Other operating income	720	1,334	839	1,408	774
Total noninterest income	6,836	7,498	7,667	7,604	7,234
Noninterest Expense
Salaries and employee benefits	9,693	10,841	9,924	10,043	9,905
Occupancy expense of bank premises	1,534	1,513	1,469	1,578	1,778
Furniture and equipment	1,237	1,341	1,212	1,205	1,194
Amortization of intangible assets	277	255	179	178	175
FDIC premiums and assessments	415	361	419	458	434
FHLB debt prepayment fees	-	1,961	3,047	-	-
Merger, acquisition, and divestiture expense	86	865	285	-	-
Other operating expense	4,538	6,913	4,934	4,701	5,694
Total noninterest expense	17,780	24,050	21,469	18,163	19,180
Income before income taxes	8,795	8,646	10,652	10,230	8,286
Income tax expense	2,837	2,931	3,609	3,223	2,561
Net income	5,958	5,715	7,043	7,007	5,725
Dividends on preferred stock	105	227	228	227	228
Net income available to common shareholders	$5,853	$5,488	$6,815	$6,780	$5,497

Basic earnings per common share	$0.31	$0.30	$0.37	$0.37	$0.30
Diluted earnings per common share	0.31	0.29	0.36	0.36	0.29
Cash dividends per common share	0.13	0.13	0.13	0.12	0.12

Weighted average basic shares outstanding	18,633,574	18,403,959	18,402,764	18,395,996	18,423,123
Weighted average diluted shares outstanding	19,344,443	19,482,000	19,466,126	19,457,237	19,506,647

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
(Amounts in thousands, except per share data)
Net income, GAAP	$5,958	$5,715	$7,043	$7,007	$5,725
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	219	254	264
Net loss (gain) on sale of securities	23	1,691	(320)	59	(45)
Net gain on branch divestiture	-	(755)	-	-	-
FHLB debt prepayment fees	-	1,961	3,047	-	-
Merger, acquisition, and divestiture expense	86	865	285	-	-
Other noncore, nonrecurring items	(30)	1,173	-	(536)	-
Total adjustments to core earnings	79	4,935	3,231	(223)	219
Tax effect	29	1,859	1,217	(84)	82
Core earnings, non-GAAP	$6,008	$8,791	$9,057	$6,868	$5,862

Core return on average assets	0.94%	1.28%	1.41%	1.07%	0.92%
Core return on average common equity	6.90%	10.39%	10.83%	8.49%	7.49%
Core return on average tangible common equity	9.90%	15.50%	16.06%	12.73%	11.36%
Core diluted earnings per common share	$0.31	$0.45	$0.47	$0.35	$0.30

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
(Amounts in thousands)
Noninterest expense, GAAP	$17,780	$24,050	$21,469	$18,163	$19,180
Non-GAAP adjustments:
FHLB debt prepayment fees	-	(1,961)	(3,047)	-	-
Merger, acquisition, and divestiture expense	(86)	(865)	(285)	-	-
OREO expense and net loss	(327)	(403)	(580)	(254)	(857)
Other noncore, nonrecurring items	-	(1,573)	-	-	-
Adjusted noninterest expense	17,367	19,248	17,557	17,909	18,323

Net interest income, GAAP	20,839	24,710	22,015	22,068	22,025
Noninterest income, GAAP	6,836	7,498	7,667	7,604	7,234
Non-GAAP adjustments:
Tax equivalency adjustment	588	613	582	699	663
Net impairment losses recognized in earnings	-	-	219	254	264
Net loss (gain) on sale of securities	23	1,691	(320)	59	(45)
Net gain on branch divestiture	-	(755)	-	-	-
Other noncore, nonrecurring items	(30)	(400)	-	(536)	-
Adjusted net interest and noninterest income	28,256	33,357	30,163	30,148	30,141

Non-GAAP efficiency ratio	61.46%	57.70%	58.21%	59.40%	60.79%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
(Amounts in thousands)
Cash and due from banks	$36,222	$39,450	$44,703	$47,869	$45,879
Federal funds sold	169,422	196,873	55,503	38,142	22,352
Interest-bearing deposits in banks	1,380	1,337	5,716	10,770	10,771
Total cash and cash equivalents	207,024	237,660	105,922	96,781	79,002
Securities available for sale	351,454	326,117	351,693	398,425	483,864
Securities held to maturity	72,897	57,948	31,029	19,398	8,161
Loans held for sale	1,174	1,792	1,150	459	1,743
Loans held for investment, net of unearned income:
Covered under loss share agreements	112,724	122,240	126,611	132,717	143,170
Not covered under loss share agreements	1,558,310	1,567,176	1,636,181	1,626,707	1,588,694
Less allowance for loan losses	(20,252)	(20,227)	(21,159)	(23,911)	(23,798)
Loans, net	1,651,956	1,670,981	1,742,783	1,735,972	1,709,809
FDIC indemnification asset	26,053	27,900	29,745	30,908	32,510
Property, plant, and equipment, net	54,955	55,844	59,283	59,145	60,043
Other real estate owned:
Covered under loss share agreements	5,834	6,324	7,620	8,814	8,705
Not covered under loss share agreements	7,032	6,638	5,612	5,693	5,923
Interest receivable	6,188	6,315	6,346	6,206	6,259
Goodwill	100,810	100,722	105,657	105,657	105,455
Intangible assets	6,144	6,422	2,334	2,512	2,691
Other assets	95,497	105,065	102,103	105,890	107,924
Total assets	$2,585,844	$2,607,936	$2,550,127	$2,575,401	$2,610,346

Deposits:
Noninterest-bearing demand	$433,422	$417,729	$397,523	$357,871	$353,137
Interest-bearing demand	341,300	353,874	347,589	362,318	382,752
Savings	533,589	525,478	519,902	517,766	531,096
Time	682,878	703,678	667,261	685,149	707,704
Total deposits	1,991,189	2,000,759	1,932,275	1,923,104	1,974,689
Interest, taxes, and other liabilities	24,203	26,062	25,131	23,576	23,323
Securities sold under agreements to repurchase	116,302	121,742	114,439	120,159	112,337
FHLB borrowings	90,000	90,000	115,000	150,000	150,000
Other borrowings	15,999	17,999	16,047	16,087	16,087
Total liabilities	2,237,693	2,256,562	2,202,892	2,232,926	2,276,436

Preferred stock	-	15,151	15,151	15,151	15,151
Common stock	21,382	20,500	20,500	20,500	20,500
Additional paid-in capital	227,782	215,873	215,729	215,670	215,827
Retained earnings	144,656	141,206	138,111	133,688	129,115
Treasury stock, at cost	(41,078)	(35,751)	(35,808)	(35,797)	(35,996)
Accumulated other comprehensive loss	(4,591)	(5,605)	(6,448)	(6,737)	(10,687)
Total stockholders' equity	348,151	351,374	347,235	342,475	333,910
Total liabilities and stockholders' equity	$2,585,844	$2,607,936	$2,550,127	$2,575,401	$2,610,346

Shares outstanding at period-end	18,965,274	18,406,219	18,402,919	18,403,692	18,392,020
Book value per common share at period-end(1)	$18.36	$18.06	$17.85	$17.61	$17.18
Tangible book value per common share at period-end(2)	$12.72	$12.56	$12.30	$12.05	$11.61

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2015	2014	2014	2014	2014
Allowance for Loan Losses
Beginning balance	$20,227	$21,159	$23,911	$23,798	$24,077
Removal of loans transferred	-	(682)	-	-	-
Provision for (recovery of) loan losses charged to operations	1,100	(488)	(2,439)	1,279	1,793
Provision for (recovery of) loan losses recorded through the FDIC indemnification asset	46	29	(110)	(138)	(203)
Charge-offs	(1,578)	(1,362)	(1,118)	(1,785)	(2,216)
Recoveries	457	1,571	915	757	347
Net (charge-offs) recoveries	(1,121)	209	(203)	(1,028)	(1,869)
Ending balance	$20,252	$20,227	$21,159	$23,911	$23,798

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$15,387	$10,556	$11,480	$17,464	$20,909
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	-	2,726	3,450	1,877	1,775
Total non-covered nonperforming loans	15,387	13,282	14,930	19,341	22,684
Other real estate owned ("OREO") not covered under FDIC loss share agreements	7,032	6,638	5,612	5,693	5,923
Total non-covered nonperforming assets	$22,419	$19,920	$20,542	$25,034	$28,607
Covered nonperforming
Nonaccrual loans	$2,780	$2,438	$1,131	$955	$1,261
Accruing loans past due 90 days or more	60	-	-	109	109
Total covered nonperforming loans	2,840	2,438	1,131	1,064	1,370
OREO covered under FDIC loss share agreements	5,834	6,324	7,620	8,814	8,705
Total covered nonperforming assets	8,674	8,762	8,751	9,878	10,075
Total nonperforming assets	$31,093	$28,682	$29,293	$34,912	$38,682

Performing TDRs(2)	$14,025	$11,808	$11,701	$11,029	$11,193
Total TDRs(3)	14,025	14,534	15,151	12,906	12,968

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	0.99%	0.85%	0.91%	1.19%	1.43%
Nonperforming assets to total assets	0.91%	0.80%	0.85%	1.03%	1.16%
Non-PCI allowance for loan losses to nonperforming loans	130.88%	151.85%	140.35%	121.47%	102.74%
Non-PCI allowance to non-covered total loans	1.29%	1.29%	1.28%	1.44%	1.47%
Annualized net charge-offs to average loans	0.29%	NM	0.05%	0.26%	0.48%
Including covered assets
Nonperforming loans to total loans	1.09%	0.93%	0.91%	1.16%	1.39%
Nonperforming assets to total assets	1.20%	1.10%	1.15%	1.36%	1.48%
Nonperforming assets to total loans and other real estate owned	148.68%	138.55%	114.84%	112.07%	115.74%
Allowance for loan losses to nonperforming loans	111.11%	128.67%	131.74%	117.18%	98.94%
Allowance for loan losses to total loans	1.21%	1.20%	1.20%	1.36%	1.37%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

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FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,678,118	$21,954	5.31%	$1,717,908	$22,893	5.40%
Securities available-for-sale	331,044	2,413	2.96%	499,851	3,808	3.09%
Securities held-to-maturity	65,923	186	1.14%	1,367	15	4.45%
Interest-bearing deposits	208,867	133	0.26%	26,395	30	0.46%
Total earning assets	2,283,952	24,686	4.38%	2,245,521	26,746	4.83%
Other assets	318,856			346,019
Total assets	$2,602,808			$2,591,540

Liabilities
Interest-bearing deposits
Demand deposits	$351,742	$52	0.06%	$370,021	$54	0.06%
Savings deposits	526,697	105	0.08%	530,031	137	0.10%
Time deposits	698,030	1,573	0.91%	714,402	1,697	0.96%
Total interest-bearing deposits	1,576,469	1,730	0.45%	1,614,454	1,888	0.47%
Borrowings
Federal funds purchased	-	-	-	3,547	3	0.34%
Retail repurchase agreements	67,853	20	0.12%	67,356	26	0.16%
Wholesale repurchase agreements	50,000	463	3.76%	50,000	463	3.76%
FHLB advances and other borrowings	106,621	1,046	3.98%	166,087	1,678	4.10%
Total borrowings	224,474	1,529	2.76%	286,990	2,170	3.07%
Total interest-bearing liabilities	1,800,943	3,259	0.73%	1,901,444	4,058	0.87%
Noninterest-bearing demand deposits	427,313			336,573
Other liabilities	21,329			20,918
Total liabilities	2,249,585			2,258,935
Stockholders' equity	353,223			332,605
Total liabilities and stockholders' equity	$2,602,808			$2,591,540
Net interest income, tax equivalent		$21,427			$22,688
Net interest rate spread(3)			3.65%			3.96%
Net interest margin(4)			3.80%			4.10%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended December 31,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$21,954	5.31%	$22,893	5.40%
Accretion income	2,839		3,122
Less: cash accretion income	1,096		600
Non-cash accretion income	1,743		2,522
Loans, excluding non-cash accretion income	20,211	4.88%	20,371	4.81%
Other earning assets	2,732	1.83%	3,853	2.96%
Total earning assets	22,943	4.07%	24,224	4.38%
Total interest-bearing liabilities	3,259	0.73%	4,058	0.87%
Net interest income, tax equivalent	$19,684		$20,166
Net interest rate spread(3)		3.34%		3.51%
Net interest margin(4)		3.50%		3.64%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11